Exhibit 1.4

(Translation)

NIDEC CORPORATION

REGULATIONS OF THE BOARD OF STATUTORY AUDITORS

(As amended on April 6, 2003)

(Purpose)

Article 1. The purpose of these regulations is to provide for necessary matters with respect to the board of statutory auditors and attain reasonable conduct of its meetings in compliance with the provisions of laws, ordinances or the articles of incorporation

(Composition)

Article 2. The board of statutory auditors shall be composed of all of the statutory auditors.

(Purpose of the board of statutory auditors)

Article 3. The board of statutory auditors shall receive the report as to material matter with respect to audit, and conference or make resolution: provided, however, that the board of statutory auditors shall not prevent statutory auditors exercising their rights.

(Time of holding meetings)

Article 4. The board of statutory auditors shall consist of ordinary meetings and extraordinary meetings,

2. Ordinary meeting of the board of statutory auditors shall be held once every month and extraordinary meetings of the board of statutory auditors shall be held whenever the necessity arises.

3. The ordinary meetings of the board of statutory auditors mentioned in the preceding paragraph may be postponed or called off depending on the circumstances: provided, however, that such meetings shall not be called off consecutively for three months.

(Person having convening power and chairman)

Article 5. The board of statutory auditors may designate the person having convening power: provided, however, that the board of statutory auditors shall not prevent other auditors convening the meeting.

2. Chairmanship of each meeting of the board of statutory auditors shall be assumed by the person having convening power under the preceding paragraph.

(Convening procedure)

Article 6. Notice for convening a meeting under the preceding article shall be dispatched not later than three days prior to the date of the meeting.

2. If consented to by all the statutory auditors, a meeting of the board of statutory auditors may be held without following the convening procedure.

(Method of adopting resolution)

Article 7. Resolution of the board of statutory auditors means decision of the matters which need consent of statutory auditors. In such case the resolution shall be adopted at its meeting at which a majority of all the statutory auditors except for the resolution for removal mentioned in the second paragraph of the article 13 and consent of the board of statutory auditors in the third paragraph of the article 13.

2. When the board of statutory auditors resolve, it needs a discussion according to the enough materials.

(Resolutions for the course of audit)

Article 8. The course, plan, method, business assignment and budget of audit etc. shall be decided after discussion by the board of statutory auditors at the beginning of the audit.

2. The board of statutory auditors may resolute matters which statutory auditors regard as necessary for executing their business in addition to the matters regulated in previous paragraph.

(Report to the board of statutory auditors by statutory auditors)

Article 9. Statutory auditors shall report their situation in conducting executing their audit if necessary and at any time when requested by the board of statutory auditors.

2. Statutory auditors, when reported by accounting auditors, directors and others, shall report it to the board of statutory auditors.

(Receiving reports from accounting auditors and directors)

Article 10. Statutory auditors, if necessary, shall receive reports from accounting auditors and directors at the board of statutory auditors.

(Treatment for special report)

Article 11. The board of statutory auditors shall discuss whether investigation is necessary or not when the fact which cause material damage to the company is discovered.

2. The board of statutory auditors shall deal with it as the same mentioned in the previous paragraph when reported the discovery of the directors’ illegal action or the material fact that directors violate laws, ordinance or articles of incorporation in conducting their duties by accounting auditors.

(Preparation of audit reports)

Article 12. The board of statutory auditors shall receive financial statement and audit reports from accounting auditors. The person who receives these documents may be the full-time statutory auditor.

2. The board of statutory auditors shall receive the report as to the contents of audit etc. by statutory auditors and prepare for audit reports after the discussion.

3. Different opinion of statutory auditor, if any, shall be append to audit reports.

4. Each statutory auditor shall affix his names and seals to the audit report. The Full-time statutory auditors shall append the note that they are full-time statutory auditors to the audit reports.

(Resolution for election, reelection and removal of accounting auditors)

Article 13. The board of statutory auditors shall resolute the following matters with regard to election, reelection and removal of accounting auditors.

(1) Consent on the agenda as to election, non-election and removal of accounting auditors to be submitted to the general meeting of shareholders.

(2) Request for making election, non-election and removal of accounting auditors the purpose of a general meeting of shareholders.

(3) Request for submitting the agenda as to election of accounting auditors.

(4) Electing the person who temporarily performs the duty of accounting auditors when the accounting auditors is short.

2. All statutory auditors’ consent shall be needed when the board of statutory auditors remove the accounting auditors on the ground of statutory reason for removal. In such case, the statutory auditors elected by the board of statutory auditors shall explain the removal of the accounting auditors and the reason of it at the first general meeting of shareholders after the removal.

(A right of consent about election of statutory auditors and request for propose.)

Article 13-2. The board of statutory auditors shall resolute the following matters with regard to election of statutory auditors.

(1) Consent on the agenda as to election of statutory auditors to be submitted to the general meeting of shareholders.

(2) Request for making election of statutory auditors the purpose of a general meeting of shareholders.

(3) Request for submitting the agenda as to election of statutory auditors.

(Consent of the statutory auditions as to exempt responsibility of directors.)

Article 13-3. The resolutions of the board of statutory auditors about the following agenda shall be needed by all statutory auditors’ consents.

(1) Director’s exemption from responsibility to be submitted to the general meeting of shareholders.

(2) The board of directors shall resolute to change the articles of incorporation to exempt their responsibility.

(3) Director’s exemption from responsibility to be submitted to the board of directors according to the articles of incorporation.

(4) Changing the articles of incorporation to make a contract which are restricted responsibility with outside directors.

(5) Participant of a lawsuit to assist directors by company.

(Discussion about statutory auditors executing their right)

Article 14. Statutory auditors may discuss at the board of statutory auditors when they exercise their right or perform their duties as to the followings;

(1) Explanation when statutory auditors are asked some question in writing by shareholders before the general meeting of shareholders.

(2) Report to the board of directors and request for convening of the board of directors etc.

(3) Opinion report as to the agenda or the documents to be submitted to the general meeting of shareholders.

(4) Request for suspending directors’ action.

(5) Stating the opinion as to the election, removal and remuneration of statutory auditors at the general meeting of shareholders.

(6) The matters as to the suit between the company and the directors.

(7) Others, the matters as to the institution of legal action etc.

(Discussion as to mutual election and remuneration of statutory auditor)

Article 15. The board of statutory auditors may discuss the matters as to the mutual election and remuneration of full-time statutory auditors if consented by all statutory auditors.

(Minutes)

Article 16. The proceedings in outline and the resultant actions taken at each meeting of the board of statutory auditors shall be recorded in minutes and statutory auditors present shall affix their names and seals thereto and such minutes shall be kept on file at the company permanently.

(Office of the board of statutory auditors)

Article 17. All matters concerning the board of statutory auditors shall be treated by the manager of the general affairs department.

(Amendment and repeal of these regulations)

Article 18. Any amendment and repeal of these regulations shall be made by board of statutory auditors.